Exhibit 99.1

Contact:

Joseph D. Frehe

Chief Financial Officer

Alloy Inc.

212-329-8347

ZELNICKMEDIA COMPLETES ACQUISITION

OF ALLOY, INC.

New York, N.Y., November 9, 2010 – Alloy, Inc. (NASDAQ: ALOY, “Alloy”) announced today that an investor group led by ZelnickMedia has completed the previously-announced acquisition of Alloy following the approval of the transaction by an overwhelming majority of Alloy shareholders at a special stockholders meeting held yesterday. The purchase price of $9.80 in cash for each share of Alloy common stock represented a transaction value of approximately $126.3 million.

As announced in June 2010, Geraldine Laybourne has been named Chairman of Alloy. Matt Diamond and Jim Johnson, Alloy’s co-founders, will continue to run the Company as CEO and COO, respectively.

“We are pleased to have completed a transaction that delivered significant value for Alloy shareholders. Going forward, the industry expertise of ZelnickMedia and the guiding vision of Gerry Laybourne will help Alloy to realize its potential as a leading entertainment and media brand for the millennial generation,” said Alloy CEO Matt Diamond.

“Alloy is a unique business, with a proven ability to foster hit intellectual properties such as Gossip Girl, The Sisterhood of the Traveling Pants, The Vampire Diaries and Pretty Little Liars, as well as distribution channels that have unparalleled reach into the tween, teen and college-age markets. We look forward to working with the Alloy team to enhance the value of these assets,” noted Strauss Zelnick, co-founder of ZelnickMedia.

Macquarie Capital served as exclusive financial advisor and Kramer Levin Naftalis & Frankel LLP served as legal counsel to Alloy. Simpson Thacher & Bartlett LLP served as legal advisor to ZelnickMedia.

About Alloy

Alloy, Inc. (NASDAQ: “ALOY”) is one of the country’s largest providers of media and marketing programs reaching targeted consumer segments. Alloy manages a diverse array of assets and services in interactive, display, direct mail, content production and educational programming. Alloy works with over 1,500 companies, including half of the Fortune 200. For further information regarding Alloy, please visit our corporate website at www.alloymarketing.com.

About ZelnickMedia

ZelnickMedia is a partnership of experienced media executives and investors. The firm manages and owns interests in an array of media enterprises, including video games and interactive entertainment, television advertising, wireless network enabling software, business information, tradeshows, and media-related business services. Current portfolio companies include Take-Two Interactive Software, Airvana, Cannella Response Television, ITN Networks, Arkadium and Naylor Inc. The partnership is currently investing from ZM Capital, its media-focused private equity fund.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations and beliefs regarding the Company’s future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “project” and “intend” and similar expressions are intended to identify such forward-looking statements. The Company’s future as an investment should be evaluated in light of the proposed going private transaction for which stockholder approval is required and is subject to the satisfaction of various financial and other customary terms and conditions. The Company’s actual results could differ materially from those projected in the forward-looking statements. Additionally, past results should not be considered to be an indication of the Company’s future performance. Factors that might cause or contribute to such differences include, among others, the Company’s ability to: increase revenues; generate high margin sponsorship and multiple revenue streams; increase visitors to its Web sites and build customer loyalty; develop its sales and marketing teams and capitalize on these efforts; develop commercial relationships with advertisers and the continued resilience in advertising spending to reach the teen market; manage the risks and challenges associated with integrating newly acquired businesses; and identify and take advantage of strategic, synergistic acquisitions and other revenue opportunities. Other relevant factors include, without limitation: its competition; seasonal sales fluctuations; the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate further; and general economic conditions. For a discussion of certain of the foregoing factors and other risk factors see the “Risk Factors That May Affect Future Results” section included in the Company’s annual report on Form 10-K for the year ended January 31, 2010 and in subsequent filings that the Company makes with the Securities and Exchange Commission. The Company does not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

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